Exhibit 99.1

Ingersoll Rand Reports First-Quarter EPS from Continuing Operations of $0.31, Reaffirms Full-Year 2013 EPS Outlook

•	First-quarter adjusted continuing earnings per share (EPS) of $0.42

•	Revenues of $3.1 billion in the first quarter, down 1 percent compared with 2012

•	Q1 2013 operating margin of 6.2 percent, adjusted operating margin of 7.4 percent

•	Full-year 2013 EPS from continuing operations forecast remains $2.85 to $3.25 and $3.45 to $3.65 excluding restructuring and other one-time costs

Swords, Ireland, April 23, 2013 – Ingersoll-Rand plc (NYSE:IR), a world leader in creating and sustaining safe, comfortable and efficient environments, today reported diluted earnings per share (EPS) from continuing operations of $0.31 for the first quarter of 2013.

The company reported net earnings of $88.0 million, or EPS of $0.29, for the first quarter of 2013. First-quarter net earnings included $95.2 million, or EPS of $0.31, from continuing operations, as well as $7.2 million, or EPS of $(0.02) of costs from discontinued operations. This compares with net earnings of $95.6 million, or EPS of $0.31, for the 2012 first quarter. Results for the first quarter of 2013 included $37.7 million, or $0.11 per share, of restructuring and one-time charges. The prior year quarter included $23.3 million of restructuring costs equal to $0.06 per share. Before these items, 2013 adjusted EPS from continuing operations was $0.42 and increased by $0.05, or 14 percent year-over-year (see attached tables for additional details).

“In the first quarter, we realized solid results from our strategy to increase profitability and shareholder value, achieving a 14 percent year-over-year increase in adjusted EPS from continuing operations,” said Michael W. Lamach, chairman and chief executive officer. “We anticipate a continued macro-economic environment of low

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revenue growth throughout 2013. With that backdrop, we will continue to drive our operational excellence initiatives to improve margin, execute the planned new security company spinoff and make progress against our core initiatives. In addition, we continue to consistently deliver returns to shareholders, including the initiation of a $2 billion share repurchase program this month.”

Additional Highlights from the 2013 First Quarter

Revenues: The company’s reported revenues declined by 1 percent to $3,112 million, compared with revenues of $3,151 million for the 2012 first quarter. Total U.S. revenues were up by 1 percent compared to 2012, and revenues from international operations decreased by 4 percent (down 4 percent excluding currency).

Operating Margin: The first-quarter operating margin was 6.2 percent compared with 6.7 percent in 2012. Adjusted for restructuring and one-time items, the operating margin for the first quarter of 2013 was 7.4 percent, slightly below the adjusted margin for the first quarter of 2012 of 7.5 percent. The year-over-year margin decline was due to lower volume, unfavorable revenue mix, inflation and an increase in investment spending that offset gains in productivity initiatives and pricing.

Interest Expense and Other Income/Expense: Interest expense of $61 million for the first quarter of 2013 declined by $8.4 million compared with the same period last year due to lower debt balances. Other expense totaled $(7.0) million for the first quarter of 2013, compared with $(0.2) million of expense for the 2012 first quarter. The year-over-year change was due to higher currency translation losses, primarily related to the devaluation of the Venezuelan bolivar.

Taxes: The company had an effective tax rate of 19 percent in the first quarter of 2013. The effective rate for the first quarter of 2012 was 27 percent.

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First-Quarter Business Review

[Note: Adjusted margins for 2012 and 2013 exclude restructuring and other one-time costs – see attached tables for additional details]

Climate Solutions delivers energy-efficient solutions globally and includes Trane, which provides heating, ventilation and air conditioning (HVAC) systems and commercial building services, parts, support and controls; and Thermo King, the leader in transport temperature control solutions. Revenues for the first quarter of 2013 were $1,616 million and declined by 3 percent compared with the first quarter of 2012. Bookings declined by 1 percent year-over-year.

On a year-over-year basis, total commercial HVAC revenues decreased slightly with a low-single digit percentage decline in equipment revenues offsetting increased revenues in parts, service and solutions. Commercial HVAC revenues declined in all geographic regions during the quarter compared with last year. First-quarter 2013 HVAC bookings reflect a mid-single digit percentage decline compared with last year.

Total Thermo King refrigerated transport revenues declined by a mid-single digit percentage in the first quarter compared with last year. Bookings increased by a mid-single digit percentage in the first quarter of 2013, primarily due to a 30 percent year-over-year increase in North American trailer orders.

First-quarter 2013 segment operating margin was 5.0 percent (6.1 percent adjusted margin), compared with 5.7 percent (6.3 percent adjusted margin) last year. The year-over-year adjusted margin decline was due to lower volumes, unfavorable revenue mix, inflation and higher investment spending, partially offset by pricing and productivity actions.

Industrial Technologies provides products, services and solutions to enhance customers’ productivity, energy efficiency and operations. Products include compressed air systems, tools, fluid power products, and golf and utility vehicles. Total revenues in the first quarter of $680 million declined by 1 percent compared with the first quarter of 2012. Air and productivity revenues declined by a low-single digit percentage, as volume increases in the Americas and Western Europe were offset by declines in Asia. Bookings also declined slightly compared with 2012.

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Club Car revenues increased by a mid-single digit percentage compared with the first quarter of 2012, primarily due to gains in golf car sales.

First-quarter segment operating margin for Industrial Technologies was 15.0 percent (15.4 percent adjusted margin). Adjusted margins increased by 1.1 percentage points year-over-year as the benefits from improved pricing and productivity offset the impact of lower volumes, higher investment spending and inflation.

Residential Solutions includes the Trane and Schlage brands, which deliver safety, comfort and efficiency to homeowners throughout the Americas. Products, services and solutions include mechanical and electronic locks, HVAC systems, indoor air quality solutions and controls and remote home management systems. First-quarter 2013 revenues were $464 million, an increase of 10 percent compared with 2012. First-quarter 2013 results included approximately $18 million of revenues from a product line transferred from the Security Technologies segment. Excluding the impact of the product line transfer, first-quarter revenues increased by 6 percent on a comparable basis with 2012. First-quarter 2013 bookings increased by a low-single digit percentage on a comparable basis with 2012.

Total residential security revenues were up by a low-single digit percentage on a comparable basis with 2012 as a result of improved sales to the new builder markets in the United States. Residential HVAC revenues increased by a mid-single digit percentage compared with the first quarter of 2012.

First-quarter 2013 segment operating margin was 1.5 percent (1.5 percent adjusted margin), an increase of 3.9 percentage points when compared with a negative 2.4 percent adjusted margin recorded in 2012. The segment margin increase was due to higher volumes, pricing and productivity gains, which were partly offset by negative mix and inflation.

Security Technologies is a leading global supplier of commercial security products and services. The segment’s market-leading products include mechanical and electronic security solutions, biometric and access-control systems, and security and time and attendance scheduling software.

First-quarter revenues of $352 million decreased by approximately 7 percent (down by 3 percent on a comparable basis excluding the results of a product line transferred to the Residential Solutions segment) compared with the first quarter of

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2012. Revenues in the Americas were down low-single digit percentages, as price improvements were more than offset by lower volumes. Revenues in overseas markets declined by a mid-single digit percentage. First-quarter 2013 bookings declined by a mid-single digit percentage on a comparable basis with last year, mainly due to lower volumes in Europe and Asia.

First-quarter segment operating margin was 16.7 percent (18.0 percent adjusted) compared with 18.5 percent (19.5 percent adjusted) in the first quarter of 2012. The lower adjusted segment operating margin was due to a decline in volume, inflation and unfavorable revenue mix, which were partially offset by higher productivity and improved pricing.

Balance Sheet and Share Repurchase

At the end of the first quarter, working capital was 4.3 percent of revenues, compared with 3.4 percent in 2012. Cash balances and total debt balances were $833 million and $3.2 billion, respectively. In April 2013, the company initiated a $2 billion share repurchase program approved by the board of directors in December 2012. The company expects to complete the repurchase program by the end of the first quarter of 2014.

Spinoff of Commercial and Residential Security Businesses

On December 10, 2012, the company announced that its board of directors unanimously approved a plan to spin off its commercial and residential security businesses. The company expects the spinoff, which is intended to be tax free to shareholders, to be completed prior to year-end 2013. The new security company will become an independent publicly traded company and is anticipated to be an Irish plc.

Outlook

For comparison purposes, the 2013 forecast is based on the current Ingersoll Rand business structure, with four current operating sectors in place for the full 12 months of 2013. Based on expected market activity for the remainder of the year, the company reaffirms its outlook for 2013. Revenues for the full-year 2013 are expected to be in the range of $14.2 billion to $14.6 billion with full-year adjusted EPS from continuing operations expected to be in the range of $3.45 to $3.65. Costs related to the proposed spinoff of the residential and commercial security businesses and

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restructuring expenses are expected to be in the range of $0.40 to $0.60 per share. Including these costs, EPS for 2013 continuing operations are expected to be in the range of $2.85 to $3.25. The forecast includes a tax rate of 23 percent for continuing operations and an average diluted share count for the full year of approximately 300 million shares. Available cash flow for full-year 2013 is expected to approximate $1.1 billion, excluding restructuring expenses and costs related to the spinoff of the security business.

Second-quarter 2013 revenues are expected to be in the range of $3.8 billion to $3.9 billion. Adjusted EPS from continuing operations for the second quarter of 2013 are expected to be in the range of $1.05 to $1.10, with reported EPS of $0.99 to $1.04 including security business spinoff and restructuring costs equal to approximately $0.06 per share. The second-quarter forecast reflects an ongoing tax rate of 23 percent for continuing operations and an average diluted share count of approximately 300 million shares.

This news release includes “forward-looking statements,” which are statements that are not historical facts, including statements that relate to the mix of and demand for our products, performance of the markets in which we operate, the proposed spinoff of our commercial and residential security businesses, our capital allocation strategy and our 2013 full-year and second-quarter financial performance. These forward-looking statements are based on our current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from our current expectations. Such factors include, but are not limited to, our ability to successfully, if ever, complete the proposed spinoff; our ability to fully realize the expected benefits of the proposed spinoff; global economic conditions, demand for our products and services and tax law changes. Additional factors that could cause such differences can be found in our Form 10-K for the year ended December 31, 2012 and in our other SEC filings. We assume no obligation to update these forward-looking statements.

This news release also includes adjusted non-GAAP financial information which should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. Further information about the adjusted non-GAAP financial information, including reconciliation to the nearest GAAP measure, is included in financial tables attached to this news release.

All amounts reported within the earnings release above related to net earnings (loss), earnings (loss) from continuing operations, earnings (loss) from discontinued operations, and per share amounts are attributed to Ingersoll Rand’s ordinary shareholders.

Ingersoll Rand (NYSE:IR) advances the quality of life by creating and sustaining safe, comfortable and efficient environments. Our people and our family of brands—including Club Car®, Ingersoll Rand®, Schlage®, Thermo King® and Trane®—work together to enhance the quality and comfort of air in homes and buildings; transport and protect food and perishables; secure homes and commercial properties; and increase industrial productivity and efficiency. We are a $14 billion global business committed to a world of sustainable progress and enduring results. For more information, visit ingersollrand.com.

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#  #  #

04/23/13

(See Accompanying Tables)

•	Condensed Consolidated Income Statement

•	Segments

•	Non-GAAP Financial Tables

•	Condensed Consolidated Balance Sheet

•	Condensed Consolidated Statement of Cash Flows

•	Balance Sheet Metrics and Available Cash Flow

Contacts:
Media:	Investors and Financial Analysts:
Misty Zelent	Joe Fimbianti
(704) 655-5324, mzelent@irco.com	(704) 655-4721, joseph_fimbianti@irco.com
-or-
Janet Pfeffer
(704) 655-5319, janet_pfeffer@irco.com

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Table 1

INGERSOLL-RAND PLC

Condensed Consolidated Income Statement

(In millions, except per share amounts)

UNAUDITED

	Three Months Ended March 31,
	2013	2012

Net revenues	$3,112.4	$3,150.7

Cost of goods sold	(2,192.1)	(2,249.4)

Selling & administrative expenses	(726.8)	(689.6)

Asset impairment	—	0.3

Operating income	193.5	212.0

Interest expense	(61.0)	(69.4)

Other income (expense), net	(7.0)	(0.2)

Earnings (loss) before income taxes	125.5	142.4

Provision for income taxes	(23.7)	(38.0)

Earnings (loss) from continuing operations	101.8	104.4

Discontinued operations, net of tax	(7.2)	(2.2)

Net earnings (loss)	94.6	102.2

Less: Net earnings attributable to noncontrolling interests	(6.6)	(6.6)

Net earnings (loss) attributable to Ingersoll-Rand plc	$88.0	$95.6

Amounts attributable to Ingersoll-Rand plc ordinary shareholders:
Continuing operations	$95.2	$97.8
Discontinued operations	(7.2)	(2.2)

Net earnings	$88.0	$95.6

Diluted earnings (loss) per share attributable to Ingersoll-Rand plc ordinary shareholders:
Continuing operations	$0.31	$0.31
Discontinued operations	(0.02)	—

	$0.29	$0.31

Weighted-average number of common shares outstanding:
Diluted	302.5	312.4

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 2

INGERSOLL-RAND PLC

Business Review

(In millions, except percentages)

UNAUDITED

	Three Months Ended March 31,
	2013	2012
Climate Solutions
Net revenues	$1,616.4	$1,661.8
Segment operating income *	81.2	94.0
and as a % of Net revenues	5.0%	5.7%

Industrial Technologies
Net revenues	680.3	688.7
Segment operating income *	102.1	91.5
and as a % of Net revenues	15.0%	13.3%

Residential Solutions
Net revenues	464.0	421.7
Segment operating income (loss) *	6.9	(10.7)
and as a % of Net revenues	1.5%	-2.5%

Security Technologies
Net revenues	351.7	378.5
Segment operating income *	58.8	69.9
and as a % of Net revenues	16.7%	18.5%

Gain (loss) on sale/(asset impairment)	—	0.3

Unallocated corporate expense	(55.5)	(33.0)

Total
Net revenues	$3,112.4	$3,150.7
Consolidated operating income	$193.5	$212.0

and as a % of Net revenues	6.2%	6.7%

*	Segment operating income is the measure of profit and loss that the Company uses to evaluate the financial performance of the business and as the basis for performance reviews, compensation and resource allocation. For these reasons, the Company believes that Segment operating income represents the most relevant measure of segment profit and loss. The Company may exclude certain charges or gains from Operating income to arrive at a Segment operating income that is a more meaningful measure of profit and loss upon which to base its operating decisions.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 3

INGERSOLL-RAND PLC

Reconciliation of non-GAAP to GAAP

(In millions, except per share amounts)

UNAUDITED

	For the quarter ended March 31, 2013
	As Reported	Adjustments		As Adjusted
Net revenues	$3,112.4	$—		$3,112.4

Operating income	193.5	37.7	(a)	231.2
Operating margin	6.2%			7.4%

Earnings from continuing operations before income taxes	125.5	37.7	(a)	163.2
Provision for income taxes	(23.7)	(6.5	) (b)	(30.2)
Tax rate	18.9%			18.5%
Earnings from continuing operations attributable to Ingersoll-Rand plc	95.2	31.2	(c)	126.4

Diluted earnings per common share
Continuing operations	$0.31	$0.11		$0.42

Weighted-average number of common shares outstanding
Diluted	302.5	—		302.5

Detail of Adjustments:
(a) Restructuring/spin costs		37.7
(b) Tax impact		(6.5)

(c) Impact of adjustments on earnings from continuing operations attributable to Ingersoll-Rand plc		$31.2

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations. We believe that it is meaningful to provide the relative impact of restructuring and one-time charges and the corresponding tax impacts in order to present a better understanding of our results on a period to period comparative basis.

The non-GAAP financial measures for operating income and margin, tax rate and EPS assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 4

INGERSOLL-RAND PLC

Reconciliation of non-GAAP to GAAP

(In millions, except per share amounts)

UNAUDITED

	For the quarter ended March 31, 2012
	As Reported	Adjustments		As Adjusted
Net revenues	$3,150.7	$—		$3,150.7

Operating income	212.0	23.3	(a)	235.3
Operating margin	6.7%			7.5%

Earnings from continuing operations before income taxes	142.4	23.3	(a)	165.7
Provision for income taxes	(38.0)	(5.8	) (b)	(43.8)
Tax rate	26.7%			26.4%
Earnings from continuing operations attributable to Ingersoll-Rand plc	97.8	17.5	(c)	115.3

Diluted earnings per common share
Continuing operations	$0.31	$0.06		$0.37

Weighted-average number of common shares outstanding
Diluted	312.4	—		312.4

Detail of Adjustments:
(a) Restructuring costs		23.3
(b) Tax impact		(5.8)

(c) Impact of adjustments on earnings from continuing operations attributable to Ingersoll-Rand plc		$17.5

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations. We believe that it is meaningful to provide the relative impact of restructuring and one-time charges and the corresponding tax impacts in order to present a better understanding of our results on a period to period comparative basis.

The non-GAAP financial measures for operating income and margin, tax rate and EPS assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 5

INGERSOLL-RAND PLC

Reconciliation of non-GAAP to GAAP

(In millions)

UNAUDITED

	For the quarter ended March 31, 2013		For the quarter ended March 31, 2012
	As Reported	Margin	As Reported	Margin
Climate Solutions
Net revenues	$1,616.4		$1,661.8

Segment operating income	$81.2	5.0%	$94.0	5.7%
Restructuring costs	17.4	1.1%	11.3	0.6%

Adjusted operating income	98.6	6.1%	105.3	6.3%
Depreciation and amortization	41.8	2.6%	39.1	2.4%

EBITDA	$140.4	8.7%	$144.4	8.7%

Industrial Technologies
Net revenues	$680.3		$688.7

Segment operating income	$102.1	15.0%	$91.5	13.3%
Restructuring costs	2.8	0.4%	6.7	1.0%

Adjusted operating income	104.9	15.4%	98.2	14.3%
Depreciation and amortization	10.9	1.6%	10.4	1.5%

EBITDA	$115.8	17.0%	$108.6	15.8%

Residential Solutions
Net revenues	$464.0		$421.7

Segment operating income	$6.9	1.5%	$(10.7)	(2.5%)
Restructuring costs	—	0.0%	0.5	0.1%

Adjusted operating income	6.9	1.5%	(10.2)	(2.4%)
Depreciation and amortization	24.7	5.3%	28.7	6.8%

EBITDA	$31.6	6.8%	$18.5	4.4%

Security Technologies
Net revenues	$351.7		$378.5

Segment operating income	$58.8	16.7%	$69.9	18.5%
Restructuring costs	4.5	1.3%	3.9	1.0%

Adjusted operating income	63.3	18.0%	73.8	19.5%
Depreciation and amortization	9.3	2.6%	8.7	2.3%

EBITDA	$72.6	20.6%	$82.5	21.8%

Corporate
Unallocated corporate expense	$(55.5)		$(33.0)
Restructuring/spin costs	13.0		1.2

Adjusted corporate expense	(42.5)		(31.8)
Depreciation and amortization	8.0		11.1

EBITDA	$(34.5)		$(20.7)

Total Company
Net revenues	$3,112.4		$3,150.7

Operating income	$193.5	6.2%	$212.0	6.7%
Restructuring/spin costs	37.7	1.2%	23.3	0.8%

Adjusted operating income	231.2	7.4%	235.3	7.5%
Depreciation and amortization	94.7	3.1%	98.0	3.1%

EBITDA	$325.9	10.5%	$333.3	10.6%

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations.

The non-GAAP financial measures of EBITDA and EBITDA margin assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 6

INGERSOLL-RAND PLC

Condensed Consolidated Balance Sheets

(In millions)

UNAUDITED

	March 31, 2013	December 31, 2012
ASSETS
Cash and cash equivalents	$832.9	$882.1
Accounts and notes receivable, net	2,218.8	2,157.5
Inventories	1,466.3	1,308.8
Other current assets	599.4	594.3

Total current assets	5,117.4	4,942.7
Property, plant and equipment, net	1,653.0	1,652.6
Goodwill	6,098.3	6,138.9
Intangible assets, net	4,163.6	4,200.9
Other noncurrent assets	1,561.0	1,557.8

Total assets	$18,593.3	$18,492.9

LIABILITIES AND EQUITY
Accounts payable	$1,330.6	$1,230.2
Accrued expenses and other current liabilities	1,875.2	1,967.4
Short-term borrowings and current maturities of long-term debt	965.1	963.7

Total current liabilities	4,170.9	4,161.3
Long-term debt	2,271.1	2,269.3
Other noncurrent liabilities	4,803.8	4,833.0
Equity	7,347.5	7,229.3

Total liabilities and equity	$18,593.3	$18,492.9

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 7

INGERSOLL-RAND PLC

Condensed Consolidated Statement of Cash Flow

(In millions)

UNAUDITED

	Three Months Ended March 31,
	2013	2012
Operating Activities
Income from continuing operations	$101.8	$104.4
Loss (Gain) on sale/asset impairment	—	(0.3)
Depreciation and amortization	94.7	98.0
Changes in assets and liabilities and other non-cash items	(197.3)	(119.9)

Net cash from operating activities of continuing operations	(0.8)	82.2
Net cash from operating activities of discontinued operations	(7.2)	(65.8)

Net cash from operating activities	(8.0)	16.4

Investing Activities
Capital expenditures	(71.4)	(52.9)
Proceeds from business dispositions, net of cash	—	—
Other investing activities, net	4.2	3.2

Net cash from investing activities of continuing operations	(67.2)	(49.7)
Net cash from investing activities of discontinued operations	—	—

Net cash from investing activities	(67.2)	(49.7)

Financing Activities
Net debt proceeds (repayments)	2.7	(1.3)
Dividends paid	(66.8)	(51.1)
Repurchase of ordinary shares	—	—
Other financing activities, net	90.7	10.5

Net cash from financing activities of continuing operations	26.6	(41.9)
Net cash from financing activities of discontinued operations	—	—

Net cash from financing activities	26.6	(41.9)

Effect of exchange rate changes on cash and cash equivalents	(0.6)	4.0

Net increase (decrease) in cash and cash equivalents	(49.2)	(71.2)
Cash and cash equivalents - beginning of period	882.1	1,160.7

Cash and cash equivalents - end of period	$832.9	$1,089.5

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 8

INGERSOLL-RAND PLC

Balance Sheet Metrics and Available Cash Flow

($ in millions)

UNAUDITED

	December 31,	March 31,
	2012	2012	2013

Net Receivables	$2,158	$2,230	$2,219
Days Sales Outstanding	56.7	64.6	65.1

Net Inventory	$1,309	$1,433	$1,466
Inventory Turns	7.4	6.3	6.0

Accounts Payable	$1,230	$1,344	$1,331
Days Payable Outstanding	46.6	54.5	55.4

Three Months Ended March 31, 2013
Cash flow from operating activities (a)	$(8.0)
Capital expenditures (a)	(71.4)

Available cash flow	$(79.4)

(a)	Includes both continuing and discontinued operations. Cash flow from operating activities includes spending related to restructuring and spin costs.

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.

The non-GAAP financial measure should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. It has limitations in that it does not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, this measure may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and cash flow.

The non-GAAP financial measure of available cash flow assists investors with analyzing our business results as well as with predicting future performance. In addition, this non-GAAP financial measure is reviewed by management in order to evaluate the financial performance of each segment as well as the Company as a whole.

It is the basis for performance reviews, compensation and resource allocation. We believe that the presentation of this non-GAAP financial measure will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider this measure in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION